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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  CLARCOR INC.,

                                    CUAC INC.

                                       AND

                          UNITED AIR SPECIALISTS, INC.

                         DATED AS OF SEPTEMBER 23, 1996